EXHIBIT A

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned does hereby consent and agree to the joint filing on behalf of each of them of a statement on Schedule 13G and all amendments thereto with respect to the Common Stock of Endocare, Inc. beneficially owned by each of them, and the inclusion of this Joint Filing Agreement as an exhibit thereto.

Dated: August 18, 2008


                           /s/ Dane Andreeff
                         _________________________________
                               Dane Andreeff



                         ANDREEFF EQUITY ADVISORS, L.L.C.


                         By:  /s/ Dane Andreeff
                         _____________________________
                         Name:    Dane Andreeff
                         Title:   Managing Member



                         MAPLE LEAF CAPITAL I, L.L.C.


                         By:  /s/ Dane Andreeff
                         ______________________________
                         Name:    Dane Andreeff
                         Title:   Managing Member